                                                                    Exhibit 10.5

================================================================================




                         CREDIT AND SECURITY AGREEMENT


                           Dated as of July 18, 1997


                                     among


                            MTEL LATIN AMERICA INC.

                                      and

                        CREDIT LYONNAIS NEW YORK BRANCH



================================================================================

                                 TABLE OF CONTENTS
                                 -----------------

1.  DEFINITIONS.............................................................   1

2.  THE LOANS...............................................................   7
       SECTION 2.1.  Loans..................................................   7
                     -----
       SECTION 2.2.  Making of Loans........................................   8
                     ---------------
       SECTION 2.3.  Notes..................................................   8
                     -----
       SECTION 2.4.  Interest...............................................   9
                     --------
       SECTION 2.5.  Commitment Fee.........................................   9
                     --------------
       SECTION 2.6.  Optional and Mandatory Termination or Reduction of
                     --------------------------------------------------
        Commitment..........................................................   9
        ----------
       SECTION 2.7.  Default Interest.......................................  10
                     ----------------
       SECTION 2.8.  Prepayment of Loans; Reimbursement of Lender...........  10
                     --------------------------------------------
       SECTION 2.9.  Change in Circumstances................................  11
                     -----------------------
       SECTION 2.10.  Manner of Payments....................................  13
                      ------------------

3.  REPRESENTATIONS AND WARRANTIES..........................................  14
       SECTION 3.1.  Corporate Existence and Power..........................  14
                     -----------------------------
       SECTION 3.2.  Corporate Authority and No Violation...................  14
                     ------------------------------------
       SECTION 3.3.  Governmental Approval..................................  15
                     ---------------------
       SECTION 3.4.  Financial Condition....................................  15
                     -------------------
       SECTION 3.5.  No Material Adverse Change.............................  15
                     --------------------------
       SECTION 3.6.  UCC Filing Information.................................  16
                     ----------------------
       SECTION 3.7.  Litigation.............................................  16
                     ----------
       SECTION 3.8.  Taxes..................................................  16
                     -----
       SECTION 3.9.  Compliance with ERISA..................................  16
                     ---------------------
       SECTION 3.10.  Agreements............................................  17
                      ----------
       SECTION 3.11.  Existing Indebtedness.................................  17
                      ---------------------
       SECTION 3.12.  Security Interest.....................................  17
                      -----------------

4.  CONDITIONS OF LENDING...................................................  17
       SECTION 4.1.  Conditions Precedent to the Initial Loans..............  17
                     -----------------------------------------
       SECTION 4.2.  Conditions Precedent to Each Loan......................  19
                     ---------------------------------

5.  AFFIRMATIVE COVENANTS...................................................  20
       SECTION 5.1.  Financial Statements and Reports.......................  20
                     --------------------------------
       SECTION 5.2.  Corporate Existence; Compliance with Statutes;
                     ----------------------------------------------
        Maintenance of Properties...........................................  21
        -------------------------
       SECTION 5.3.  Chief Executive Office.................................  21
                     ----------------------
       SECTION 5.4.  Access to Books and Records; Examinations..............  21
                     -----------------------------------------
       SECTION 5.5.  Further Assurances.....................................  22
                     ------------------

6.  NEGATIVE COVENANTS......................................................  22

       SECTION 6.1.  Limitation on Indebtedness.............................  22
                     --------------------------
       SECTION 6.2.  Limitation on Guaranties...............................  23
                     ------------------------
       SECTION 6.3.  Changes in Business....................................  23
                     -------------------
       SECTION 6.4.  Sale of Assets, etc....................................  23
                     -------------------
       SECTION 6.5.  Limitations on Liens...................................  23
                     --------------------
       SECTION 6.6.  Transactions with Affiliates...........................  25
                     ----------------------------
       SECTION 6.7.  Dividends and other Restricted Payments................  25
                     ---------------------------------------
       SECTION 6.8.  Joint Ventures.........................................  25
                     --------------
7.  EVENTS OF DEFAULT.......................................................  25

8.  GRANT OF SECURITY INTEREST; REMEDIES....................................  28
       SECTION 8.1.  Security Interests.....................................  28
                     ------------------
       SECTION 8.2.  Proceeds...............................................  28
                     --------
       SECTION 8.3.  Credit Parties to Hold in Trust........................  28
                     -------------------------------
       SECTION 8.4.  Collections, etc.......................................  28
                     ----------------
       SECTION 8.5.  Possession, Sale of Collateral, etc....................  29
                     -----------------------------------
       SECTION 8.6.  Application of Proceeds on Default.....................  30
                     ----------------------------------
       SECTION 8.7.  Power of Attorney......................................  30
                     -----------------
       SECTION 8.8.  Financing Statements, Direct Payments, Confirmation of
                     ------------------------------------------------------
        Receivables and Audit Rights........................................  31
        ----------------------------
       SECTION 8.9.  Termination............................................  31
                     -----------
       SECTION 8.10.  Remedies Not Exclusive................................  31
                      ----------------------

9.  MISCELLANEOUS...........................................................  32
       SECTION 9.1.  Notices................................................  32
                     -------
       SECTION 9.2.  Survival of Agreement, Representations and Warranties,
                     ------------------------------------------------------
        etc.................................................................  32
        ---
       SECTION 9.3.  Successors and Assigns; Loan Sales; Participations.....  32
                     --------------------------------------------------
       SECTION 9.4.  Expenses; Documentary Taxes............................  33
                     ---------------------------
       SECTION 9.5.  Indemnity..............................................  34
                     ---------
       SECTION 9.6.  CHOICE OF LAW..........................................  35
                     -------------
       SECTION 9.7.  No Waiver..............................................  35
                     ---------
       SECTION 9.8.  Extension of Maturity..................................  36
                     ---------------------
       SECTION 9.9.  Amendments, etc........................................  36
                     ---------------
       SECTION 9.10.  Severability..........................................  36
                      ------------
       SECTION 9.11.  SERVICE OF PROCESS; WAIVER OF JURY TRIAL..............  36
                      ----------------------------------------
       SECTION 9.12.  Headings..............................................  38
                      --------
       SECTION 9.13.  Execution in Counterparts.............................  38
                      -------------------------
       SECTION 9.14.  Entire Agreement......................................  38
                      ----------------

                              CREDIT AND SECURITY AGREEMENT, dated
                              as of July __, 1997, among MTEL LATIN
                              AMERICA INC., a Delaware corporation (the
                              "Borrower") and CREDIT LYONNAIS NEW
                              YORK BRANCH (the "Lender").


                            INTRODUCTORY STATEMENT
                            ----------------------


          All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof, or as defined elsewhere herein.

          The Borrower has requested that the Lenders make Loans to the Borrower of up to $6,500,000 in the aggregate. The proceeds of the Loans will be used to finance the acquisition of a paging business in Argentina, working capital and for other general corporate purposes.

          As a condition precedent to the initial Loans hereunder and to provide assurance for the repayment of the Loans and all the other Obligations of the Borrower hereunder, the Borrower will provide or cause to be provided to the Lender, a security interest in, and assignment of, the Borrower's rights under that certain Quota Assignment and Transfer Agreement dated February 5, 1997 (the "Quota Transfer Agreement") among the Borrower, Mtel International, Inc. and Vicom Servicos de Radiochamada Ltda., together with the related bank guarantee issued by Banco Itau S.A.

          Subject to the terms and conditions set forth herein, the Lender is willing to make Loans to the Borrower in the maximum aggregate principal amount of $6,500,000.

          Accordingly, the parties hereto hereby agree as follows:


1.  DEFINITIONS

          For the purposes hereof unless the context otherwise requires, all section references herein shall be deemed to correspond with sections herein, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:


          "Affiliate" shall mean with respect to any Person, any other Person
           ---------
which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities (or other ownership interests) having ordinary voting power for the election of directors (or the equivalent thereof) of such controlled Person or (ii) direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

          "Agreement" shall mean this Credit and Security Agreement, as it may
           ---------
be amended, supplemented or otherwise modified, renewed or replaced from time to time.

          "Applicable Law" shall mean all provisions of statutes, rules,
           --------------
regulations and orders of a Governmental Authority applicable to a Person, all decisional authorities and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

          "Base Rate" shall mean, as determined by the Lender on a daily basis,
           ---------
the higher of (i) the rate per annum established by the Lender from time to time as the reference rate (not necessarily the lowest rate) for short-term commercial loans in United States dollars to domestic corporate borrowers, such rate to change as and when such reference rate changes or (ii) the overnight cost of funds of the Lender plus one quarter of one percent per annum.

          "Borrowing" means a borrowing of Loans by the Borrower of the same
           ---------
interest rate type and having the same Interest Period made by the Lender hereunder on any given day.

          "Business Day" shall mean any day other than a Saturday, Sunday or
           ------------
other day on which banks in the State of New York are permitted to.

          "Capital Lease" shall mean, as applied to any Person, any lease of any
           -------------
property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Closing Date" shall mean the date on which the conditions precedent
           ------------
to the making of the initial Loans as set forth in Article 4 hereof have been satisfied or waived, which shall in no event be later than July 31, 1997.

          "Code" shall mean the Internal Revenue Code of 1986 and the rules and
           ----
regulations issued thereunder, as now and hereafter in effect, or any successor provision thereto.

          "Collateral" shall mean all of the Borrower's right, title and
           ----------
interest in and to the Quota Transfer Agreement, including without limitation, all amounts now or hereafter payable to the Borrower thereunder, together with that certain bank guaranty (carta de fianca) No. D-0011038-7 issued by Banco Itau and any other collateral security or guaranty supporting the payment obligations under the Quota Transfer Agreement, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, and any products or proceeds thereof and income therefrom.

          "Commitment" shall mean the commitment of the Lender to make Loans to
           ----------
the Borrower up to the maximum amount of $6,500,000 in accordance with, and subject to, the terms of this Agreement.

          "Commitment Fee" shall mean the commitment fees referred to in Section
           --------------
2.6 hereof.

          "Commitment Termination Date" shall mean October 13,1997 or such
           ---------------------------
earlier date on which the Commitment shall terminate in accordance with Section
2.7 or Article 7 hereof.

          "Consolidated Subsidiaries" shall mean with respect to any Person, all
           -------------------------
Subsidiaries of such Person that are required to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

          "Controlled Group" shall mean all members of a controlled group of
           ----------------
corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          "Default" shall mean any event, act or condition which with notice or
           -------
lapse of time, or both, would constitute an Event of Default.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as heretofore and hereafter amended, and the regulations promulgated thereunder.

          "Event of Default" shall have the meaning given such term in Article 7
           ----------------
hereof.

          "Fundamental Documents" shall mean this Agreement, the Note, the
           ---------------------
notice of assignment and acknowledgment contemplated by Section 4.1(e) hereof, and any other ancillary documentation which is required to be or is otherwise executed by the Borrower and delivered to the Lender in connection with this Agreement and if any such ancillary documentation is delivered at any time after the Closing Date, then such documentation which has been designated by the Lender as a Fundamental Document.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements).

          "Governmental Authority" shall mean any federal, state, municipal or
           ----------------------
other
governmental department, commission, board, bureau, agency or instrumentality, or any court or arbitrator, in each case whether of the United States or a foreign jurisdiction.

          "Guaranty" shall mean, as to any Person, any direct or indirect
           --------
obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary
                                                                     -------
obligation") of any other Person (the "primary obligor") in any manner, whether
----------                             ------- -------
directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the repayment of such primary obligation, or (d) as a general partner of a partnership or a joint venturer of a joint venture in respect of Indebtedness of such partnership or such joint venture which is treated as a general partnership for purposes of Applicable Law unless such obligation of such Person with respect to such partnership or joint venture is as a matter of law, or expressly made, non-recourse to such Person on terms acceptable to the Lender. The amount of any Guaranty shall be deemed to be an amount equal to (i) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or the amount to which such Guaranty is limited or, (ii) if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder). The term "Guaranty" shall not include any obligation to make additional Investments which are at the discretion of the Borrower.

          "Indebtedness" shall mean, at any time and with respect to any Person,
           ------------
(i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting accrued expenses and trade payables (payable within 90 days) arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under Capital Leases; and (iv) indebtedness of others of the type described in clauses (i), (ii) and (iii) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness.

          "Interest Payment Date" shall mean the last day of each Interest
           ---------------------
Period and, in addition, the date or dates during each Interest Period that is or are an integral multiple of three months from the commencement of such Interest Period.

          "Interest Period" shall mean as to any Loan, the period commencing on
           ---------------
the date of such Loan  and ending on the Maturity Date.

          "Investment" shall include any stock, evidence of indebtedness or
           ----------
other security of any Person, any loan, advance, contribution of capital (whether such contribution is of cash or another asset, and including obligations of a partner or joint venturer to satisfy additional capital calls), extension of credit or commitment therefor (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), and any purchase of (i) any security of another Person or
(ii) any business or undertaking of any Person or any commitment to make any such purchase, or any other investment. Except as otherwise specified herein, the amount of any Investment shall be the original principal amount, capital amount or price thereof and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the book value (exclusive of goodwill) of such property.

          "Joint Venture" shall mean any Person in which no more than 50% of the
           -------------
equity interest is, at the time of which any determination is being made, directly or indirectly, owned or controlled by the Borrower.

          "Joint Venture Subsidiary" shall mean (i) any corporation which is a
           ------------------------
wholly owned Subsidiary of the Borrower and which has no assets other than an Investment in a Joint Venture, cash, cash equivalents and/or other assets of nominal value or (ii) any partnership (A) whose general partner is one or more corporations which are wholly owned Subsidiaries of the Borrower and have no assets other than the Investment in such partnership and (B) which has no assets other than an Investment in a Joint Venture, cash, cash equivalents and/or other assets of nominal value.

          "Lending Office" shall mean the branch or branches (or affiliate or
           --------------
affiliates) from which any the Lender's Loans or Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, the Lender's Loans or Base Rate Loans are made from time to time.

          "Matched Rate" shall mean, with respect to each Loan, an interest rate
           ------------
per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the rate determined by the Lender, in its discretion, as being representative of its cost of obtaining funding for such Loan at a fixed rate for a maturity equal to the applicable Interest Period in immediately available funds, two (2) Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Lender, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board of Governors of the Federal Reserve System. It is agreed that for purposes of this definition, Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien or
charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

          "Loans" shall be as defined in Section 2.1 hereof.
           -----

          "Material Adverse Effect" shall mean any event or condition that (a)
           -----------------------
has a material adverse effect on the business, assets, properties, operations, condition (financial or otherwise) of any of the Borrower, or the Borrower and its Consolidated Subsidiaries taken as a whole, (b) materially impairs the ability of the Borrower to perform any of its obligations under any Fundamental Document to which it is or will be a party, (c) materially impairs the validity or enforceability of, or materially impairs the rights or remedies available to the Lender under, any Fundamental Document or (d) materially adversely affects the collectibility of amounts due or to become due under the Quota Transfer Agreement; provided, however, that any event or condition will be deemed to have
           --------  -------
a "Material Adverse Effect", if such event or condition when taken together with all other events or conditions occurring or in existence at such time with respect to the Borrower and/or any of its Subsidiaries (including all other events and conditions which, but for the fact that any representation or warranty contained herein is subject to a "Material Adverse Effect" exception, would cause such representation or warranty to be untrue) would result in a "Material Adverse Effect", even though, individually, such event or condition would not do so.

          "Maturity Date" shall mean February 12, 1998.
           -------------

          "Mtel" shall mean Mobile Telecommunication Technologies Corp., a
           ----
Delaware corporation and in-direct parent corporation of the Borrower.

          "Multiemployer Plan" shall mean a plan described in Section 3(37) of
           ------------------
ERISA.

          "Note" shall be as defined in Section 2.4 hereof.
           ----

          "Obligations" shall mean the obligation of the Borrower to make due
           -----------
and punctual payment of principal of, and interest on, the Loans, the Commitment Fee and all other monetary obligations of the Borrower to the Lender under this Agreement, the Note, the other Fundamental Documents or with respect to any Interest Rate Protection Agreement or Currency Agreement or other transaction which is entered into between the Borrower and the Lender.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.
           ----

          "Permitted Encumbrances" shall mean Liens permitted under Section 6.6
           ----------------------
hereof.

          "Person" shall mean any natural person, corporation, division of a
           ------
corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" shall mean an employee pension benefit plan described in
           ----
Section 3(2) of ERISA, other than a Multiemployer Plan, maintained by the Borrower or any member of the Controlled Group, or to which the Borrower or any member of the Controlled Group contributes or is required to contribute or any other plan covered by Title IV of ERISA that covers any employees of the Borrower or any member of the Controlled Group.

          "Reportable Event" shall mean any reportable event as defined in
           ----------------
Section 4043(b) of ERISA (other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event).

          "Restricted Payment" shall mean (i) any distribution, dividend or
           ------------------
other direct or indirect payment on account of shares of any class of stock of the Borrower now or hereafter outstanding, except distributions, dividends or payments solely in additional shares of stock of the Borrower; (ii) any redemption, retirement or other acquisition or re-acquisition by the Borrower of any class of its own stock or other equity interest now or hereafter outstanding; (iii) any payment made to retire, or obtain the surrender of any outstanding warrants or options or other rights to purchase or acquire shares of any class of stock of the Borrower now or hereafter outstanding; and (iv) any payment of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt.

          "Subsidiary" shall mean, with respect to any Person, (i) any
           ----------
corporation (whether now existing or hereafter organized) of which at least a majority of the voting stock having ordinary voting power for the election of directors is, at the time as of which any determination is being made, directly or indirectly owned or controlled by such Person and (ii) any partnership, joint venture, association or other business entity (whether now existing or hereafter organized) of which more than 50% of the equity interest is, at the time as of which any determination is being made, directly or indirectly owned or controlled by such Person.


2.  THE LOANS

          SECTION 2.1.  Loans.
                        -----

          The Lender hereby agrees, upon the terms and subject to the conditions hereof, to make loans (the "Loans") to the Borrower on any Business Day and from
                            -----
time to time on or after the Closing Date and prior to the Commitment Termination Date, in an aggregate principal amount which when added to the original principal amount of all Loans previously made will not exceed the amount of the Commitment. Once repaid, Loans may not be reborrowed. Subject to
Section 2.2, the Loans shall be made at such times as the Borrower shall request.

          SECTION 2.2.  Making of Loans.
                        ---------------

          (a) The Lender may at its option fulfill its Commitment with respect to any Loan by causing a foreign branch or affiliate to make such Loan, provided
                                                                        --------
that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms hereof and of the applicable Note.

          (b) The Borrower shall give the Lender at least three (3) Business Days' prior written, telecopy or telephonic (promptly confirmed in writing) notice of each Borrowing. Each such notice in order to be effective must be received by the Lender not later than 11:00 a.m., New York City time, on the day required and shall specify the date (which shall be a Business Day) on which such Borrowing is to be made, and the aggregate principal amount of the requested Borrowing. Each such notice shall be irrevocable.

          (c) The Lender shall disburse the proceeds of each Loan by depositing them into an account of the Borrower maintained with the Lender or such other account as the Borrower may direct in writing, with any fees or costs incurred in depositing funds to such other account to be paid by the Borrower.

          (d) The amount of any Borrowing shall be in principal amount of $2,000,000 (or such lesser amount as shall equal the available but unused portion of the Commitment then in effect) or such greater amount which is an integral multiple of $500,000.

          SECTION 2.3.  Notes.
                        -----

          (a) The Loans shall be evidenced by a promissory note substantially in the form of Exhibit A hereto (the "Note") in the face amount of the Commitment, payable to the order of the Lender, duly executed on behalf of the Borrower and dated as of the date hereof. The outstanding principal balance of the Loans as evidenced by the Note shall be payable in full on the Maturity Date, subject to any mandatory prepayment as provided in Section 2.10 hereof and acceleration as provided in Article 7 hereof.

          (b) The Note shall bear interest on the outstanding principal balance thereof as set forth in Section 2.4 hereof. The Lender is hereby authorized by the Borrower, but not obligated, to enter on the last page of the Note, the amount of each Loan made hereunder and the other information provided for on such last page; provided, however, that the failure of the Lender to set forth
                --------  -------
the amount of such Loans, or the other information, or any error with respect thereto, shall not in any manner affect the obligation of the Borrower to repay the Loans.

          SECTION 2.4.  Interest
                        --------

          (a) Interest shall be payable on each Loan at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Matched Rate plus 2%. Interest shall be payable on each Loan on each applicable Interest Payment Date, on the date of any prepayment thereof and at maturity. The Lender shall determine the applicable Matched Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrower of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

          (b) Anything in this Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum rate permitted by Applicable Law.

          (c) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid.

          SECTION 2.5.  Commitment Fee and Structuring Fee.
                        ----------------------------------

          (a) The Borrower agrees to pay in arrears to the Lender a commitment fee of 1/2 of 1% per annum (computed on the basis of the actual number of days elapsed over a year of 360 days), on the average daily amount, if any, by which the Commitment (as such Commitment may be permanently reduced in accordance with the provisions of this Agreement) exceeds the aggregate principal amount of outstanding Loans during the preceding period or quarter. Such commitment fee shall be payable on the last Business Day of each March, June, September and December in each year (commencing on the first such Business Day following the Closing Date), on any date on which the Commitment is reduced or on which the Commitment or any portion thereof is terminated (in each case, in accordance with the terms hereof), and on the Commitment Termination Date. Such commitment fees shall commence to accrue from the Closing Date.

          (b) The Borrower also agrees to pay to the Lender on or prior to the Closing Date, a one-time structuring fee in the amount of $30,000.

          SECTION 2.6.  Optional and Mandatory Termination or Reduction of
                        --------------------------------------------------
Commitment.
----------

          (a) Upon written, telecopy or telephonic (promptly confirmed in writing) notice to the Lender, which notice must be received by the Lender not later than 11:00 a.m., New York City time, on the same Business Day, the Borrower may at any time prior to the Commitment Termination Date permanently terminate the Commitment in its entirety, or from time to time permanently reduce the Commitment in part. Each such partial reduction shall be in a minimum principal amount of $500,000 or an integral multiple thereof.

          (b) Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to the Lender all accrued but unpaid Commitment Fees on the amount of the Commitment so terminated or reduced through the date thereof.

          SECTION 2.7.  Default Interest.
                        ----------------

          Upon the occurrence of a Default or Event of Default and for so long as such Default or Event of Default shall be continuing, the Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on all Loans and overdue amounts outstanding up to the date of actual payment of any such amount (after as well as before judgment) at the following rates per annum: (i) for the remainder of the then current Interest Period for each Loan, at 4% in excess of the Matched Rate and (ii) for all periods subsequent to the then current Interest Period for each Loan, and for all other overdue amounts hereunder, at 3% in excess of the Base Rate.



          SECTION 2.8.  Prepayment of Loans; Reimbursement of Lender.
                        --------------------------------------------

          (a) Subject to the terms of Section 2.8(b), the Borrower shall have the right at its option at any time and from time to time to prepay any Loan, in whole or in part, upon at least three (3) Business Days' telephonic (promptly confirmed in writing), written or telecopier notice, in the principal amount of $2,000,000 or such greater amount which is an integral multiple of $500,000. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan in the amount and on the date stated therein.

          (b) The Borrower shall reimburse the Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) by any prepayment (for any reason) of any Loan required or permitted under this Agreement or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.2(b), such Loan is not made on the day specified in such notice of borrowing for any reason other than a breach by the Lender of its obligation hereunder. Such loss shall be the amount as reasonably determined by the Lender as the excess, if any, of (A) the amount of interest which would have accrued to the Lender on the amount so paid or not borrowed, at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.4 hereof, for the period from the date of such payment or failure to borrow, to the last day (x) in the case of a payment other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (B) the amount realized by the Lender in reemploying the funds not advanced or the funds received in prepayment during the period referred to above. The Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by the Lender in accordance with this Section 2.8(b), which certificates shall be conclusive absent manifest error.

          (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.8(a), the Borrower on demand by the Lender shall pay to the Lender any amounts required to compensate the Lender for any loss incurred by the Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by the Lender to fulfill deposit obligations incurred in anticipation of such prepayment. The Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by the Lender, which certificates shall be conclusive absent manifest error.

          (d) All prepayments shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

          SECTION 2.9.  Change in Circumstances.
                        -----------------------

          (a) In the event that after the date hereof any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clause (ii), (iii) or (iv) below any change in conditions, shall occur which shall:

                 (i) subject the Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding (A) that is measured with respect to the overall net income of the Lender or of a Lending Office of the Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which the Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or (B) that is imposed solely by reason of the Lender failing to make a declaration of, or otherwise to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Lender may properly make such declaration or claim or so establish nonresidence or otherwise comply); or

                (ii) except as expressly provided in (i) above, change the basis of taxation of any payment to the Lender of principal of, or any interest on, any Loan; or

                (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of the Lender with respect to any Loan; or

                (iv) except as expressly provided in (i) above, impose upon the Lender any other condition with respect to any Loan or this Agreement;

and the result of any of the foregoing shall be to increase the actual cost to the Lender of making or maintaining any Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by the Lender, or to require the Lender to make any payment in connection with any Loan, in each case by or in an amount which the Lender in its sole judgment shall deem material, then and in each case the Borrower shall pay to the Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate the Lender for such cost, reduction or payment.

          (b) If the Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Government Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any Lending Office of the Lender) or the Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which the Lender or the Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies on capital adequacy) by an amount deemed by the Lender to be material, then from time to time the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

          (c) The Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amounts due to the Lender under paragraphs
(a) and (b) above, the changes or events as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Lender the amounts shown as due on any such certificate within ten (10) Business Days after its receipt of the same. No failure on the part of the Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to the Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by the Lender for compensation hereunder.

          (d) The Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that
(i) would cause it to incur any increased cost hereunder under this Section 2.9 or (ii) would require the Borrower to pay an increased amount under this Section 2.9, it will use reasonable efforts to notify the Borrower of such event or condition and, to the extent not inconsistent with the Lender's internal policies, it will use its reasonable efforts to make, fund or maintain the affected Loans through another Lending Office of the Lender if as a result thereof, the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by the Lender in respect of such Loans would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans pursuant to this Section 2.9 would be materially reduced or the taxes or other amounts otherwise payable under, this Section 2.9 would be materially reduced, and if, as determined by the Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or the Lender.

          SECTION 2.10.  Manner of Payments.
                         ------------------

          All payments by the Borrower hereunder and under the Note shall be made without offset or counterclaim, in Dollars, in Federal or other immediately available funds, at the office of the Lender located at 1301 Avenue of the Americas, New York, New York 10019, Attention: Loan Servicing, reference: Mtel Latin America, Inc., in each case no later than 12:00 noon, New York City time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day.

          SECTION 2.11.  Foreign Currency Conversion; Withholding.
                         ----------------------------------------

          (a) If the net amount of any payment received by the Lender hereunder, after such amount has (in the case of an amount received in foreign currency and/or received outside the United States) been converted into Dollars and transferred to New York in accordance with normal banking procedures, is less than the amount otherwise then due and owing by the Borrower to the Lender hereunder, or if the Lender is unable to immediately convert and transfer any such amount as aforesaid, then the Borrower agrees as a separate obligation to the Lender to indemnify the Lender against the loss incurred by reason of such shortfall or delay to the extent but only to the extent such shortfall or delay is due to (i) the application of any exchange controls or similar laws and regulations or (ii) the fact that such amount was received in foreign currency and not in Dollars; and if the amount of Dollars thus received by the Lender, after such conversion, exceeds the amount otherwise then due and owing, the Lender shall apply such excess to prepay any Loans then outstanding until the Loans shall have been reduced to zero, and thereafter shall remit any further excess to the Borrower.

          (b) If any amount is withheld or any deduction is made from any payment by or on behalf of the Borrower to the Lender by any taxing authority or Governmental Authority of any jurisdiction inside or outside the United States in connection with any stamp tax, withholding tax, deposit requirement, duty or otherwise imposed under any Applicable Law, guideline or order in effect in such jurisdiction, or if the Lender become liable for any other tax imposed under the Applicable Law of any jurisdiction in connection with the Loans being made hereunder (other than any tax payable in respect of the income of any Lender), the Borrower agrees, as a separate obligation to the Lender, that it will pay such additional amounts as may be necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 2.11), and after the payment of any required taxes, the Lender receives an amount equal to the sum it would have received had no such amounts been required to be deducted or withheld and no such taxes required to be paid.


3.  REPRESENTATIONS AND WARRANTIES

          In order to induce the Lender to enter into this Agreement and to make the Loans provided for herein, the Borrower hereby makes the following representations and warranties to the Lender, all of which shall survive the execution and delivery of this Agreement and of the Note, and the making of the
Loans:

          SECTION 3.1.  Corporate Existence and Power.
                        -----------------------------

          The Borrower and each of its Subsidiaries has been duly organized and is validly existing in good standing under the laws of its jurisdiction of incorporation or organization and is in good standing as a foreign corporation or other foreign entity in all jurisdictions where the nature of its properties or business so requires, except where the failure to be in good standing as a foreign corporation or other foreign entity would not have a Material Adverse Effect. The Borrower and each of its Subsidiaries has the corporate or partnership power (as applicable) and authority (i) to own their respective properties and carry on their respective businesses as now being conducted, and
(ii) in the case of the Borrower, to execute, deliver and perform its obligations under this Agreement, the Note and the other Fundamental Document to which it is a party, to borrow hereunder and to grant to the Lender, a security interest in the Collateral as contemplated by Article 8 hereof and the other Fundamental Documents.

          SECTION 3.2.  Corporate Authority and No Violation.
                        ------------------------------------

          The execution, delivery and performance of this Agreement and the other Fundamental Documents to which it is a party, the grant to the Lender of a security interest in the Collateral as contemplated by Article 8 hereof and the other Fundamental Documents by the Borrower, and the Borrowings hereunder (a) have been duly authorized by all necessary corporate or partnership action on the part of the Borrower, (b) will not in any material respect, violate or involve the Lender in a violation of, any provision of any Applicable Law applicable to the Borrower or any of its properties or assets, (c) will not violate any provision of the Certificate of Incorporation, By-Laws or any other organizational document of the Borrower or any Subsidiary of the Borrower , (d) will not violate any provision of any indenture, any agreement for borrowed money, any bond, note, debenture or other similar instrument or any other material agreement to which the Borrower or any Subsidiary of the Borrower is a party or by which the Borrower or any Subsidiary of the Borrower or any of their respective properties or assets are bound, in any case where as a consequence thereof a Material Adverse Effect would occur,

(e) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement for borrowed money, bond, note, debenture, instrument or other material agreement, in any case where as a consequence thereof a Material Adverse Effect would occur, and (f) will not result in the creation or imposition of any Lien upon any material property or assets of the Borrower or any Subsidiary of the Borrower other than pursuant to this Agreement or another Fundamental Document.

          SECTION 3.3.  Governmental Approval.
                        ---------------------

          No action, consent or approval of, or registration or filing with, or any other action by, any Governmental Authority is required in connection with the perfection of the security interests in the Collateral contemplated by
Article 8 hereof and the other Fundamental Documents, or with the execution, delivery and performance by the Borrower of this Agreement or the other Fundamental Documents except for the filing of the UCC-1 financing statements in each of the applicable jurisdictions listed on Schedule 3.6.

          SECTION 3.4.  Financial Condition.
                        -------------------

          (i) The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of, and the related audited consolidated statements of operations, changes in stockholders' investment and cash flows for the fiscal year ended December 31, 1996, and (ii) the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated statements of operations, changes in stockholders' investment and cash flows for the three-month period ended March 31, 1997, have been prepared in accordance with GAAP consistently applied, subject in the case of such unaudited statements to changes resulting from year-end audit adjustments. All of such financial statements fairly present the consolidated financial position or the results of operations, as the case may be, of the Borrower and its Consolidated Subsidiaries, at the dates or for the periods indicated, subject to year-end and audit adjustments in the case of unaudited statements (and in the case of balance sheets, including the notes thereto) and reflect all known liabilities, contingent or otherwise, that GAAP requires, as of such dates, to be shown, reserved against or disclosed in notes to financial statements.


          SECTION 3.5.  No Material Adverse Change.
                        --------------------------

          Except as disclosed in Schedule 3.5, since December 31, 1996, no event or condition has occurred which has, or is reasonably expected to have, a Material Adverse Effect.

          SECTION 3.6.  UCC Filing Information.
                        ----------------------

          The chief executive office of the Borrower is, on the date hereof, as set forth on Schedule 3.6 hereto, which office is the place where the Borrower is "located" for the purpose of Section 9-103(3)(d) of the Uniform Commercial Code in effect in the State of New York and in any State in which any such Person is so located.

          SECTION 3.7.  Litigation.
                        ----------

          Except as set forth on Schedule 3.7 hereto, there are no lawsuits or other proceedings pending (including, but not limited to, matters relating to environmental liability), or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any Subsidiary of the Borrower or any of their respective properties or assets, by or before any Governmental Authority or arbitrator, which if adversely determined would reasonably be expected to have a Material Adverse Effect or which involve this Agreement or any of the transactions contemplated hereby. Neither the Borrower nor any Subsidiary of the Borrower is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default would have a Material Adverse Effect.

          SECTION 3.8.  Taxes.
                        -----

          The Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except where the failure to so file or pay would not have a Material Adverse Effect.

          SECTION 3.9.  Compliance with ERISA.
                        ---------------------

          The Borrower and each of its Subsidiaries is in compliance in all material respects with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it. Neither the Borrower nor any Subsidiary of the Borrower has, with respect to any Plan established or maintained by it, engaged in a prohibited transaction which would subject it to a material tax or penalty imposed by ERISA or Section 4975 of the Code. No liability to the PBGC that is material to the Borrower or any Subsidiary of the Borrower has been, or to the Borrower 's best knowledge is reasonably expected to be, incurred with respect to any Plans and there has been no Reportable Event and no other event or condition that presents a material risk of termination of a Plan by the PBGC. Neither the Borrower nor any Subsidiary of the Borrower has engaged in a transaction which would result in the incurrence of a material liability under
Section 4069 of ERISA. As of the Closing Date, neither the Borrower nor any Subsidiary of the Borrower contributes to a Multiemployer Plan, nor has any such Person incurred any liability that would result in a Material Adverse Effect on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan.

          SECTION 3.10.  Agreements.
                         ----------

          (a) Neither the Borrower nor any Subsidiary of the Borrower is subject to any charter or other corporate restriction, or any judgment, order, writ, injunction or decree, which if a default, breach or violation thereof should occur, would result in a Material Adverse Effect.

          (b) Neither the Borrower nor any Subsidiary of the Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument or contract to which it is a party which if the other party thereto enforced its rights thereunder would result in a Material Adverse Effect.

          SECTION 3.11.  Existing Indebtedness.
                         ----------------------

          Except for this Agreement and as otherwise disclosed on Schedule 6.1 hereto, as of the Closing Date, neither the Borrower nor any Subsidiary of the Borrower has any outstanding Indebtedness.

          SECTION 3.12.  Security Interest.
                         -----------------

          This Agreement and the other Fundamental Documents when executed and delivered by the Borrower will create and grant to the Lender (upon the making of the first Loan hereunder) a valid and first priority perfected security interest in the Collateral assuming the filing of the UCC financing statements listed on Schedule 3.6 hereto. On the date of the first Loan hereunder, no Person will have any right, title or interest in or to the Collateral which is, or which shall be, prior, paramount, superior or equal to the right, title or interest of the Lender (on behalf of the Lenders) therein or thereto.


4.  CONDITIONS OF LENDING

          SECTION 4.1.  Conditions Precedent to the Initial Loans.
                        -----------------------------------------

          The obligation of the Lender to make the initial Loan is subject to the following conditions precedent:

          (a)  Corporate Documents.  The Lender shall have received:
               -------------------

                 (i) a copy of the Borrower's certificate of incorporation or other organizational document(s), certified as of a recent date by an appropriate official of the jurisdiction of its incorporation or organization;

                (ii) a certificate of each such appropriate official, dated as of a recent date, as to the good standing of, and payment of taxes by, the Borrower which certificate lists the Borrower's charter or organizational documents on file in the office of such official; and

                (iii) a certificate of the Secretary of the Borrower dated the date of the initial Loan and certifying (A) that attached thereto is a true and complete copy of the by-laws (or equivalent document) of the Borrower as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors (or the equivalent thereof) of the Borrower authorizing the execution, delivery and performance in accordance with their respective terms of this Agreement, the Note, the other Fundamental Documents to which the Borrower will be a party, and any other documents required or contemplated hereunder or thereunder to which the Borrower will be a party, and the Borrowings hereunder, and the granting of the security interests contemplated by the Fundamental Documents, (C) that the certificate of incorporation or other organizational document(s) of the Borrower have not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above except to the extent specified in such Secretary's Certificate and (D) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement, the Note, the other Fundamental Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of the Borrower as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

          (b)  Note.  The Lender shall have received the Note, duly executed on
               ----
behalf of the Borrower, dated the date hereof and payable to the order of the Lender in the principal amount equal to the Commitment.

          (c)  Opinions of Counsel.  The Lender shall have received the
               -------------------
favorable written opinions, dated the date of the initial Loan hereunder, addressed to the Lender and satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Lender, of counsel to the Borrower, as to the matters specified Exhibit B hereto.

          (d)  UCC Financing Statements and UCC Searches, etc.  The Lender shall
               ----------------------------------------------
have received (i) UCC financing statements executed on behalf of the Borrower for filing in the applicable jurisdictions set forth on Schedule 3.6 hereto in order to provide the with a perfected security interest in the Collateral as to which a security interest may be perfected by filing and (ii) UCC searches satisfactory to the Lender indicating that no other filings with regard to the Collateral are of record in any of such jurisdictions.

          (e)  Notice of Assignment.  Written notice of the assignment of the
               --------------------
Collateral to the Lender as security shall have been given to (and acknowledged by) both Vicom Servicos de Radiochamada Ltda. and Banco Itau S.A., such notice and acknowledgment to be substantially in the form of Exhibit C hereto.

          (f)  Payment of Fees.  All fees and expenses then due and payable by
               ---------------
the Borrower in connection with the transactions contemplated hereby shall have been paid.

          (g)  Other Documents.  The Lender shall have received such other
               ---------------
documents as the Lender may reasonably require.

          (h)  Other Matters.  All legal matters incident to this Agreement and
               -------------
the transactions contemplated hereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Lender.

          SECTION 4.2.  Conditions Precedent to Each Loan.
                        ---------------------------------

          The obligation of the Lender to make each Loan (including the initial
Loan) is subject to the following conditions precedent:

          (a)  Notice.  The Lender shall have received a notice with respect to
               ------
such Borrowing  as required by Article 2 hereof.

          (b)  Representations and Warranties.  The representations and
               ------------------------------
warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

          (c)  No Event of Default.  On the date of (and after giving effect to)
               -------------------
each Borrowing hereunder, the Borrower shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or Default shall have occurred and be continuing.

          (d)  Additional Documents.  The Lenders shall have received from the
               --------------------
Borrower on the date of each Borrowing, such documents and information as they may reasonably request relating to the satisfaction of the conditions in this
Section 4.2.

Each Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs
(b) and (c) of this Section.


5.  AFFIRMATIVE COVENANTS

          From the date of the initial Loan and for so long as the Commitment shall be in effect, or any amount shall remain outstanding under the Note or unpaid under this Agreement, the Borrower agrees that it will, and will cause each of its Subsidiaries to:

          SECTION 5.1.  Financial Statements and Reports.
                        --------------------------------

          Deliver to the Lender:

          (a) As soon as is practicable, but in any event within sixty (60) days after the end of each fiscal quarter of each fiscal year, the unaudited balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of, and the related unaudited statements of operations, changes in stockholders' investment and cash flows for, such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the comparable financial statements as at the end of, and for, the corresponding periods in the preceding fiscal year, together with a certificate signed by the Chief Financial Officer of the Borrower to the effect that such financial statements, while not examined by independent public accountants, reflect, in his or her opinion and in the opinion of the Borrower, all adjustments necessary to present fairly, in all material respects, the financial position of the Borrower and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of its operations for the quarter and the period then ended in conformity with GAAP consistently applied, subject only to year-end audit adjustments and to the absence of footnote disclosure;

          (b) Promptly upon any executive officer of the Borrower obtaining knowledge (i) of any Default, or becoming aware that the Lender has given notice or taken any other action with respect to a claimed Event of Default or (ii) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph (e) of Article 7, a certificate of the president or Chief Financial Officer of the Borrower specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such Default or claimed Event of Default and what action the Borrower have taken, are taking and propose to take with respect thereto;

          (c) Promptly upon any executive officer of the Borrower obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting the Borrower , any Subsidiary of the Borrower or any of their respective property or assets, including, without limitation, any such action, suit, proceeding, investigation or arbitration relating to any material paging license or concessions or any notice, oral or written, of the intention of any issuing agency to revoke, suspend, cancel, amend or not renew for any reason any material paging license or concession or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lender), which might reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly give notice thereof to the Lender and provide such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lender to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this Section 5.1(c), the Borrower upon request shall promptly give to the Lender notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lender pursuant to clause (i) or (ii) above to the Lender and provide such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lender to evaluate such matters;

          (d) With reasonable promptness, such other information and data with respect to the Borrower , any Subsidiary of the Borrower or any Joint Venture as from time to time may be reasonably requested by the Lender.

          SECTION 5.2.  Corporate Existence; Compliance with Statutes;
                        ----------------------------------------------
Maintenance of Properties.
-------------------------

          (a) Do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its corporate existence, material rights, permits and franchises and (ii) comply in all material respects with all provisions of Applicable Law, and all applicable restrictions imposed by, any Governmental Authority.

          (b) Keep its properties which are material to its business in good repair, working order and condition consistent with industry practice and, from time to time (i) make all appropriate repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder

          SECTION 5.3.  Chief Executive Office.
                        ----------------------

          The Borrower will not change its corporate name or the location of its chief executive office or any of the offices where such entity keeps the records concerning the Collateral without (i) giving the Lender thirty (30) days' written notice of such change and (ii) filing any additional UCC financing statements and/or such other documents reasonably requested by the Lender as are necessary or desirable to continue the first perfected security interest of the Lender in the Collateral.

          SECTION 5.4.  Access to Books and Records; Examinations.
                        -----------------------------------------

          Maintain or cause to be maintained at all times true and complete books and records of its financial operations (in accordance with GAAP) and provide the Lender and its designated representatives access to all such books and records and to any of their properties or assets during regular business hours and after reasonable notice, in order that the Lender may make such audits and examinations and make abstracts from such books, accounts, records and other related papers and may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Lender may deem appropriate for the purpose of verifying the various reports delivered to the Lender pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement.

          SECTION 5.5.  Further Assurances.
                        ------------------

          Upon the request of the Lender, at the cost and expense of the Borrower, duly and promptly execute and deliver, or cause to be duly and promptly executed and delivered, such further instruments, documents, consents, authorizations, approvals and orders (in form and substance satisfactory to the Lender and including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement for filing under the provisions of the Uniform Commercial Code of any jurisdiction or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction) and promptly perform or cause to be promptly performed, any and all acts, in all cases as may be necessary, proper or advisable from time to time, in the reasonable judgment of the Lender, to carry out the provisions and purposes of this Agreement and the other Fundamental Documents, and to provide, perfect or preserve the Liens hereunder and under the Fundamental Documents, in the Collateral and any portion thereof.

6.  NEGATIVE COVENANTS

          From the date of the initial Loan and for so long as the Commitment shall be in effect or any amount shall remain outstanding under any Note or unpaid under this Agreement, the Borrower agrees that it will not, and will not permit any of its Subsidiaries, directly or indirectly, to:

          SECTION 6.1.  Limitation on Indebtedness.
                        --------------------------

          Incur, assume or suffer to exist any Indebtedness except:

          (a)  Indebtedness hereunder;

          (b) Indebtedness of the Borrower or any of its Subsidiaries, which Indebtedness is in existence on the date hereof and is listed on Schedule 6.1 hereto, but not any extensions or renewals thereof, unless effected on substantially the same terms;

          (c)  purchase money Indebtedness (including Capital Leases), provided
                                                                       --------
that (i) any Lien granted with respect to such Indebtedness is permitted by
Section 6.6(b) hereof and (ii) the aggregate amount thereof incurred by all the Borrower and all of its Subsidiaries does not exceed $5,000,000 at any one time outstanding;

          (d) intercompany loans and advances from the Borrower to its Subsidiaries permitted by Section 6.5(c) hereof;

          (e)  Guaranties permitted by Section 6.2 hereof; and,

          (f) Indebtedness of any Person which becomes a Subsidiary of the Borrower after the date hereof, and which Indebtedness is outstanding on the date on which such Subsidiary becomes a Subsidiary of the Borrower (other than Indebtedness issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Borrower).

          SECTION 6.2.  Limitation on Guaranties.
                        ------------------------

          Assume or incur any Guaranty except:

          (a) endorsements of negotiable instruments for deposit or collection in the ordinary course of business;

          (b) the existing Guaranties listed on Schedule 6.1 hereto, but not any extensions or renewals thereof, unless effected on substantially the same terms; and

          (c) any Guaranties by the Borrower of the contractual obligations of its Subsidiaries (other than any obligations relating to Indebtedness of such Subsidiaries) incurred by such Subsidiaries in the ordinary course of business which contractual obligations are otherwise permitted by this Agreement.

          SECTION 6.3.  Changes in Business.
                        -------------------

          Engage in any line of business other than (i) those lines of business in existence on the date hereof and (ii) other lines of business for the delivery of advanced messaging services, or other messaging products that are integrally related to such lines of business.

          SECTION 6.4.  Sale of Assets, etc.
                        --------------------

          Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or substantially all of the property or assets of the Borrower or any Subsidiary, or a majority of the capital stock of any Subsidiary.

          SECTION 6.5.  Limitations on Liens.
                        --------------------

          Suffer any Lien on its property, except:

          (a) deposits under worker's compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and material men and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for taxes not yet due and payable, and Liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);

          (b) purchase money Liens granted in connection with the incurrence of Indebtedness permitted by Section 6.1(c), to the vendor or Person financing the acquisition of property, plant or equipment if (i) such Lien is limited to the specific assets acquired or, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; (ii) the debt secured by the Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted; and (iii) such transaction does not otherwise violate this Agreement;

          (c) Liens upon real and/or tangible personal property, which property was acquired after the date of this Agreement (by purchase, construction or otherwise) by the Borrower or any Subsidiary of the Borrower, each of which Liens existed on such property before the time of its acquisition and was not created in anticipation thereof; provided, however, that no such Lien shall
                                 --------  -------
extend to or cover any property of the Borrower or any Subsidiary of the Borrower other than the respective property so acquired and improvements thereon;

          (d) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings (i) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or (ii) in any event shall be promptly fully bonded or otherwise effectively stayed);

          (e) Liens securing Indebtedness permitted by Section 6.1(f) hereof, which Liens existed prior to the date on which the applicable Subsidiary became a Subsidiary of the Borrower (other than Liens created in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Borrower);

          (f)  Liens created under any Fundamental Document;

          (g) Liens existing on the date hereof and described on Schedule 6.6 hereto, without giving effect to any extensions or renewals thereof (except for such Liens securing Indebtedness expressly permitted to be extended pursuant to
Section 6.1 hereof); and

          (h) rights of first offer or similar rights granted in connection with the equity interests of a Joint Venture.

          SECTION 6.6.  Transactions with Affiliates.
                        ----------------------------

          Except for transactions expressly permitted by the other provisions of this Agreement, directly or indirectly enter into any transaction with an Affiliate (other than the Borrower) on terms less favorable (including, but not limited to, price and credit terms) to the Borrower or any Subsidiary of the Borrower than would be the case if such transaction had been effected at arms length with a Person other than an Affiliate.

          SECTION 6.7.  Dividends and other Restricted Payments.
                        ---------------------------------------

          Declare, make or incur any liability to make any Restricted Payments except for Restricted Payments by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower.

          SECTION 6.8.  Joint Ventures.
                        --------------

          (a) Except as shall be set forth on Schedule 6.8 hereto, be a general partner of any Person, provided, however, that a Joint Venture Subsidiary may be
                       --------  -------
a general partner of a non-wholly owned Subsidiary or Joint Venture; and

          (b) Except as shall be set forth on Schedule 6.8 hereto, permit a Joint Venture to incur, assume or suffer to exist any Indebtedness which is recourse to the Borrower or any of their respective Subsidiaries, other than the applicable Joint Venture Subsidiary or Joint Venture.

7.  EVENTS OF DEFAULT

          In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):
                                 -----------------

          (a) any representation or warranty made by the Borrower in this Agreement or any other Fundamental Document or any representation and warranty made at any time after the date hereof by the Borrower or any Subsidiary of the Borrower in connection with this Agreement, any other Fundamental Document or the Borrowings hereunder, shall prove to have been, or to be, taken together with all such other representations and warranties, false or misleading in any material respect when made or delivered; provided, however, that no Event of
                                         --------  -------
Default shall occur hereunder based on the inaccuracy of any financial projections unless such financial projections were not prepared in good faith or when made, did not represent the reasonable, good faith opinion of the Borrower or Subsidiary of the Borrower of the most probable course of its business;

          (b) default shall be made in the payment of any principal of, or interest on, the Note or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and, in the case of payments of interest, such default shall continue unremedied for three (3) Business Days, and in the case of payments other than of any principal amount of, or interest on, the Note, such default shall continue unremedied for three (3) days after receipt by the Borrower of an invoice therefor;

          (c) default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 5.1(b) (with respect to notice of Defaults or Events of Default) or Article 6 of this Agreement;

          (d) default shall be made by the Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any other Fundamental Document and such default shall continue unremedied for thirty (30) days after the Borrower obtains knowledge of such occurrence;

          (e) default in payment shall be made with respect to any Indebtedness (other than the Indebtedness incurred by the Borrower hereunder) of the Borrower or any Subsidiary of the Borrower in an amount or amounts in excess of $2,000,000 in the aggregate, or any other default shall occur with respect to the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such other default is, or with the giving of notice or passage of time or both would be, to accelerate the maturity, of such Indebtedness or to permit the holder thereof (after giving effect to any applicable grace periods) to cause such Indebtedness to become due prior to its stated maturity, or any such Indebtedness shall not be paid when due, whether at the due date thereof or at acceleration thereof or otherwise, or any other circumstance shall arise (other than the mere passage of time) by reason of which the Borrower or any Subsidiary of the Borrower is required (prior to any scheduled redemption or repurchase) to redeem or repurchase, or offer to holders the opportunity to have redeemed or repurchased, any such Indebtedness;

          (f) the Borrower or any material Subsidiary of the Borrower shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or the Borrower or any material Subsidiary of the Borrower shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, administrative receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or the Borrower or any material Subsidiary of the Borrower shall take any action to authorize any of the foregoing;

          (g) any involuntary case, proceeding or other action against the Borrower or any material Subsidiary of the Borrower shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, administrative receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

          (h) final judgment(s) for the payment of money in excess of $2,000,000, in the aggregate, shall be rendered in the aggregate, against the Borrower or any Subsidiary of the Borrower and within thirty (30) days from the entry of such judgment(s), it shall not have been discharged or stayed pending appeal or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal;

          (i) this Agreement shall, for any reason, not be, or shall cease to be, in full force and effect or shall be declared, or asserted to be, null and void, or shall not give, or shall cease to give, the Lender the Liens in the Collateral purported to be created hereby, in favor of the Lender, superior to and prior to the rights of all third Persons and subject to no other Liens (except to the extent expressly permitted herein), or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, hereby shall be contested by the Borrower or any of its Affiliates;

          (j)  a "change in control" shall occur; as used herein a "change in
                                                                    ---------
control" shall mean (i) the failure of Mtel to directly or indirectly own a
-------
majority of the outstanding capital stock of the Borrower owned by it on the date hereof, or (ii) "Continuing Directors" shall no longer constitute at least a majority of Mtel's Board of Directors, and a "Continuing Director" means any
                                                -------------------
individual who at the date hereof was a member of Mtel's Board of Directors and any new director who was specifically approved by a majority of the directors on Mtel's Board of Directors who at the time of such individual's initial election or appointment to such Board, were either directors at the date hereof or whose election was previously so approved, or (iii) the acquisition by any Person or group (as defined in the Securities Exchange Act of 1934 and the regulation thereunder) of ownership and/or voting control of more than 30% of Mtel's issued and outstanding common stock;

then, in every such event and at any time thereafter during the continuance of such event, the Lender may take any or all of the following actions, at the same or different times: (1) terminate forthwith the Commitment and/or (2) declare the principal of and the interest on the Loans and the Note and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding. If an Event of Default specified in paragraphs (f) or (g) above shall have occurred, the principal of and interest on the Loans and the Note and all other amounts payable hereunder or thereunder shall thereupon and concurrently become due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or the Note to the contrary notwithstanding and the Commitment of the Lender shall thereupon forthwith terminate.

8.  GRANT OF SECURITY INTEREST; REMEDIES

          SECTION 8.1.  Security Interests.
                        ------------------

          As security for the Obligations, the Borrower hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Lender, and grants to the Lender a security interest in, all of its right, title and interest in and to the Collateral.

          SECTION 8.2.  Proceeds.
                        --------

          The Borrower agrees to take all steps necessary to cause all sums, monies, royalties, fees, commissions, charges, payments, advances, income, profit, and other proceeds constituting proceeds of the Collateral to be applied to the repayment of the Obligations.

          SECTION 8.3.  Credit Parties to Hold in Trust.
                        -------------------------------

          The Borrower will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Lender, and forthwith, without any notice, demand or other action on the part of the Lender whatsoever (all notices, demands, or other actions on the part of the Lender being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Lender to be applied to the repayment of the Obligations.

          SECTION 8.4.  Collections, etc.
                        -----------------

          Upon the occurrence and during the continuation of an Event of Default, the Lender may, in its sole discretion, in the name of the Lender or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Lender may, to the fullest extent permitted by Applicable Law, extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any of the Borrower. The Lender shall not be required to take any steps to preserve any rights against prior parties to the Collateral, except as may be required by Applicable Law. If the Borrower fails to make any payment or take any action required hereunder, the Lender may, after notice to the Borrower, make such payments and take all such actions as the Lender reasonably deems necessary to protect the Lender's security interests in the Collateral and/or the value thereof, and the Lender is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest, or compromise any Liens that in the judgment of the Lender appear to be equal to, prior to or superior to the security interests of the Lender in the Collateral and any Liens not expressly permitted by this Agreement.

          SECTION 8.5.  Possession, Sale of Collateral, etc.
                        ------------------------------------

          Upon the occurrence and during the continuation of an Event of Default, the Lender may enter upon the premises of the Borrower or wherever the Collateral may be, and take possession of the Collateral, and may reasonably demand and receive such possession from any Person who has possession thereof, and the Lender may take such measures as it may deem necessary or proper for the care or protection thereof, including (without limitation) the right to remove all or any portion of the Collateral, and with or without taking such possession may sell, or cause to be sold, whenever the Lender shall decide, in one or more sales or parcels, at such prices as the Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of the time or place of sale (except 10 days' written notice to the Borrower of the time and place of any such public sale or sales or of the time after which any private sale or other disposition is to be made (it being acknowledged by the Borrower that such notice constitutes "reasonable notification") and such other notices as may be required by Applicable Law and cannot be waived), and any Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatever kind, including any equity of redemption, of any of the Borrower, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this Article 8, the Lender may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any of the Borrower, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Lender by the Borrower hereunder as a credit against the purchase price. The Lender shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and the Lender shall not be chargeable with any of the obligations or liabilities of any of the Borrower. The Borrower hereby agrees (i) that it will indemnify and hold the Lender harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Lender pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any Person (other than the Lender) prior to such taking of actual possession or control by the Lender, or arising out of any act on the part of any of the Borrower or any of their agents before or after the commencement of such actual possession or control by the Lender; and (ii) the Lender shall not have any liability or obligation to the Borrower arising out of any such claim except for acts of willful misconduct or gross negligence or acts not taken in good faith. In any action hereunder, the Lender shall be entitled to the appointment of a receiver without notice, to the extent permitted by Applicable Law, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, the Lender shall be entitled to apply, without prior notice to the Borrower, any cash or cash items constituting Collateral in the possession of the Lender to payment of the Obligations.

          SECTION 8.6.  Application of Proceeds on Default.
                        ----------------------------------

          Upon the occurrence and during the continuance of an Event of Default, the balances in any account of the Borrower with the Lender, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto, shall be applied first, toward payment of the reasonable costs and expenses incurred by the Lender in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any of the Obligations or any Guaranty thereof, including, without limitation, the reasonable attorney's fees and expenses incurred by the Lender, and then to the Obligations in such order as the Lender may elect. Any amounts remaining after such payment shall be remitted to the Borrower or as a court of competent jurisdiction may otherwise direct.

          SECTION 8.7.  Power of Attorney.
                        -----------------

          Upon the occurrence and during the continuation of an Event of Default
(a) the Borrower does hereby irrevocably make, constitute and appoint the Lender and any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Lender or the Borrower to receive, open and dispose of all mail addressed to the Borrower, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Lender, with full power and right to cause the mail of the Borrower to be transferred to the Lender's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Agreement and the grant of the security interests hereunder and under the other Fundamental Documents, and the Borrower hereby ratifies and confirms all that the Lender or its substitutes shall properly do by virtue hereof; (b) the Borrower does hereby further irrevocably make, constitute and appoint the Lender or any of its officers or designees its true and lawful attorney-in-fact in the name of the Lender or the Borrower (i) to enforce all of the Borrower's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Lender, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by the Borrower, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Lender may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Lender hereunder and under the other Fundamental Documents, and (iv) to do any and all other things necessary or proper to carry out the intention of this Agreement and the grant of the security interests hereunder and under the other Fundamental Documents and the Borrower hereby ratifies and confirms in advance all that the Lender as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

          SECTION 8.8.  Financing Statements, Direct Payments, Confirmation of
                        ------------------------------------------------------
Receivables and Audit Rights.
----------------------------

          The Borrower hereby authorizes the Lender to file UCC financing statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Lender on the Collateral, in all cases without the signature of the Borrower or to execute such items as attorney-in-fact for the Borrower. The Borrower further authorizes the Lender (i) to notify any account debtors that all sums payable to the Borrower relating to the Collateral shall be paid directly to the Lender and (ii) to confirm (which request for confirmation shall, prior to the occurrence of an Event of Default or at any time when an Event of Default is not continuing, be directed by the Lender to the independent public accountants of the Borrower, which independent public accountants shall request such confirmation from the applicable account debtor and upon receipt thereof, provide such confirmation to the Lender) with any account debtors the amounts payable by them to the Borrower with regard to the Collateral.

          SECTION 8.9.  Termination.
                        -----------

          The security interests granted under this Article 8 shall terminate when all the Obligations have been fully paid and performed, and the Commitment shall have terminated. Upon request by the Borrower following such termination, the Lender will, at the expense of the Borrower, execute and deliver to the Borrower such documents (in form and substance satisfactory to the Lender) as the Borrower shall reasonably request to evidence such termination.

          SECTION 8.10. Remedies Not Exclusive.
                        ----------------------

          The remedies conferred upon, or reserved to, the Lender in this
Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Lender. Without limiting the generality of the foregoing, the Lender shall have all the rights and remedies of a secured party under Article 9 of the New York Uniform Commercial Code and any other Applicable Law.


9.  MISCELLANEOUS

          SECTION 9.1.  Notices.
                        -------

          Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telecopier, delivered by such equipment) addressed, if to the Lender, to it at 1301Avenue of the Americas, New York, New York 10019, Attn: Richard Teitelbaum, Telecopier No.: (212) 261-7147 and if to the Borrower, to it at its address set forth on the signature pages hereof, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on (i) the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, (ii) when delivered, if delivered by hand or courier service or (iii) when receipt is acknowledged, if by telecopier, in each case addressed to such party as provided in this Section 9.1 or in accordance with the latest unrevoked written direction from such party.

          SECTION 9.2.  Survival of Agreement, Representations and Warranties,
                        ------------------------------------------------------
etc.
----

          All warranties, representations and covenants made by the Borrower herein or in any certificate or other instrument delivered by the Borrower or on its behalf in connection with this Agreement or any other Fundamental Document shall be considered to have been relied upon by the Lender and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Lender of the Note, regardless of any investigation made by the Lender or on its behalf and shall continue in full force and effect so long as any Obligation due or to become due hereunder is outstanding and unpaid and so long as the Commitment has not been terminated in its entirety. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower hereunder.

          SECTION 9.3.  Successors and Assigns; Loan Sales; Participations.
                        --------------------------------------------------

          (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided, however, that the Borrower shall not assign its rights and
       --------  -------
obligations hereunder without the prior written consent of the Lender), and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lender.

          (b) The Lender may (but only with the prior written consent of the Borrower which consent shall not be unreasonably withheld or delayed, and shall not be required at any time while an Event of Default is continuing) assign to any commercial lender or financial institution which makes or invests in loans in the ordinary course of its business, all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it).

          (c) The Lender may without the consent of the Borrower sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note held by
it); provided, however, that (i) any the Lender's obligations under this
     --------  -------
Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of the Lender under this Agreement, except with respect to proposed changes to interest rates, amounts of Commitment, final maturity of Loans, releases of substantially all the Collateral and fees (as applicable to such participant), (iii) the

Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.8 and 2.9 hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive and (v) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement.

          (d) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each
                              --------
such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any information relating to any of the Borrower received from the Lender.

          (e) The Borrower hereby consents that the Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note evidencing the Loans (or any part thereof) to any Federal Reserve Bank.

          SECTION 9.4.  Expenses; Documentary Taxes.
                        ---------------------------

          Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lender in connection with the negotiation, preparation, execution, delivery, waiver or modification and administration of this Agreement and any other documentation contemplated hereby, the Note, the making of the Loans and the Collateral, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, special counsel for the Lender, and any other counsel or consultants that the Lender shall retain, as well as all reasonable out-of-pocket expenses and all allocated costs of in-house counsel incurred by the Lender in the enforcement or protection of its rights and remedies in connection with this Agreement, the Note, or the other Fundamental Documents (including, without limitation, in connection with any bankruptcy, reorganization or other similar proceeding), and with respect to any action which may be instituted by any Person against the Lender in respect of any of the foregoing, or as a result of any transaction, action or nonaction arising from any of the foregoing, including but not limited to the fees and disbursements of any counsel for the Lender. Such payments shall be made on the date of execution of this Agreement and thereafter on demand. The Borrower agrees that it shall indemnify the Lender from and hold it harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the Note. The obligations of the Borrower under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

          SECTION 9.5.  Indemnity.
                        ---------

          Further, by the execution hereof, the Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, employees and agents (each an "Indemnified Party") (to the fullest extent permitted by law) from and against any and all expenses, losses, claims, demands, judgments, damages and liabilities (including liabilities for penalties) incurred by any of them as a result of, arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering into and/or performance of any Fundamental Document or the use of the proceeds of any Loans hereunder or the consummation of any other transaction contemplated in any Fundamental Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). If any proceeding, including any governmental investigation, shall be instituted involving any Indemnified Party, in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof on behalf of such Indemnified Party including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of all reasonable expenses. Any Indemnified Party shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless (i) the employment of such separate counsel has been specifically authorized by the Borrower or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Borrower, and such Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Borrower shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees or expenses of more than one separate firm of attorneys for all such Indemnified Parties). The Borrower shall not be liable for any settlement of any such proceeding effected without the written consent of the Borrower, but if settled with the written consent of the Borrower or if there is a final judgment for the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. At any time after the Borrower has assumed the defense of any proceeding involving any Indemnified Party in respect of which indemnity has been sought against the Borrower, such Indemnified Party may elect, by written notice to the Borrower, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnified Party's choosing and at the Indemnified Party's expense. The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by the Lender or by any other Person either against the Lender or in connection with which any officer or employee of the Lender is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Lender and any out-of-pocket costs incurred by the Lender in appearing as a witness or in otherwise complying with legal process served upon them. The obligations of the Borrower under this Section 9.5 shall survive the termination of this Agreement and/or payment of the Loans and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and Commitment hereunder.

          If the Borrower shall fail to do any act or thing which it has covenanted to do hereunder or under a Fundamental Document, or any representation or warranty of the Borrower shall be breached, the Lender may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations hereunder the cost or expense incurred by the Lender in so doing, and any and all amounts expended by the Lender in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at 3% in excess of the Base Rate from time to time in effect from the date advanced to the date of repayment.

          SECTION 9.6.  CHOICE OF LAW.
                        -------------

          THIS AGREEMENT AND THE NOTE SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          SECTION 9.7.  No Waiver.
                        ---------

          No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder under the Fundamental Documents or under the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

          SECTION 9.8.  Extension of Maturity.
                        ---------------------

          Except as otherwise specifically provided in Article 2 hereof, should any payment of principal of, or interest on, the Note or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

          SECTION 9.9.  Amendments, etc.
                        ----------------

          No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring such Note, whether or not a Note is so marked.

          SECTION 9.10.  Severability.
                         ------------

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 9.11.  SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
                         ----------------------------------------

          (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, ANY FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER OF ANY THEREOF BROUGHT BY THE LENDER. THE BORROWER TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY

MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 9.1 HEREOF. THE BORROWER AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE LENDER. FINAL JUDGMENT AGAINST THE BORROWER IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE LENDER THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE LENDER MAY
                                        --------  -------
AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE BORROWER OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE BORROWER OR SUCH ASSETS MAY BE FOUND.

          (b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE BORROWER HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF, OR BASED UPON, THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS
SECTION 9.11(b) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDER HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.11(b) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

          SECTION 9.12.  Headings.
                         --------

          Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

          SECTION 9.13.  Execution in Counterparts.
                         -------------------------

          This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

          SECTION 9.14.  Entire Agreement.
                         ----------------

          This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower and the Lender prior to the execution of this Agreement which relate to Loans to be made hereunder, shall be replaced by the terms of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                            BORROWER:

                                            MTEL LATIN AMERICA, INC.


                                            By
                                              ----------------------------
                                            Name:
                                            Title:

                                            NOTICES:
                                            -------
                                            Address:   200 South Lamar Street
                                                       Security Centre
                                                       South Building
                                                       Jackson, MS  39201
                                            Attention: Thomas R. Ferguson
                                            Telephone No.:  (601) 944-1300
                                            Telecopier No.: (601) 944-7158


                                            CREDIT LYONNAIS NEW YORK BRANCH



                                            By
                                              -----------------------------
                                            Name:
                                            Title:
                                            Address:   1301 Avenue of the
                                                        Americas
                                                       New York, NY  10019
                                            Attention: Bruce M. Yeager
                                            Telephone No.:  (212) 261-7840
                                            Telecopier No.: (212) 261-3318